CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.52 to Registration Statement No. 333-89389 on Form N-1A of our report dated August 22, 2017 relating to the financial statements and financial highlights of BlackRock Large Cap Focus Growth Fund (formerly known as BlackRock Large Cap Growth Fund), a series of BlackRock Large Cap Series Funds, Inc.; and of our report dated August 22, 2017 relating to the financial statements and financial highlights of Master Large Cap Focus Growth Portfolio (formerly known as Master Large Cap Growth Portfolio), a series of Master Large Cap Series LLC, each appearing in the Annual Report on Form N-CSR of the BlackRock Large Cap Focus Growth Fund for the period ended June 30, 2017, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 24, 2017